UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) of §240.14a-12

INTERPHASE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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PERSONS MAKING THE SOLICITATION
OUTSTANDING CAPITAL STOCK AND RECORD DATE
ACTION TO BE TAKEN AT THE MEETING
QUORUM AND VOTING
PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
AUDIT COMMITTEE
NOMINATING AND GOVERNANCE COMMITTEE
PROPOSAL TO RATIFY AND APPROVE THE COMPANY’S 2004 LONG-TERM STOCK INCENTIVE PLAN
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS’ PROPOSALS
SHAREHOLDER COMMUNICATIONS
MISCELLANEOUS
CHARTER

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2004

To the Holders of Common Stock of
  Interphase Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Interphase Corporation, a Texas corporation (the “Company”), will be held on May 5, 2004 at 10:00 a.m. local time at the Hotel Intercontinental at 15201 Dallas Parkway, Dallas, Texas, for the following purposes:

(a)	to elect six directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

(b)	to ratify and approve the Company’s 2004 long-term stock incentive plan; and

(c)	to transact such other business as may properly come before the meeting or any adjournment thereof.

     It is desirable that as large a proportion as possible of the shareholders’ interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign the enclosed proxy and return it promptly in the enclosed envelope.

By order of the Board of Directors

/s/ S. Thomas Thawley
S. Thomas Thawley
Vice Chairman and Secretary

Plano, Texas
March 31, 2004

Interphase Corporation
Parkway Centre I
2901 North Dallas Parkway, Suite 200
Plano, Texas 75093

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be Held May 5, 2004

     This Proxy Statement is furnished to shareholders of Interphase Corporation, a Texas corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 5, 2004. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. This proxy statement is first being mailed to shareholders on or about March 31, 2004.

PERSONS MAKING THE SOLICITATION

     The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting the proxies and the annual meeting will be borne entirely by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors and officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock, $.10 par value (“Common Stock”), held of record by such persons, and the Company may reimburse them for reasonable out-of pocket expenses they incur in connection with forwarding the solicitation material.

OUTSTANDING CAPITAL STOCK AND RECORD DATE

     The record date for shareholders entitled to notice of and to vote at the annual meeting is March 10, 2004. At the close of business on that date, the Company had issued, outstanding and entitled to be voted at the meeting 5,696,099 shares of Common Stock.

ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted for the election as directors of the Company of the six persons named under the caption “Election of Directors”, for the ratification and approval of the Company’s 2004 long-term stock incentive plan and, in the discretion of the proxy holder, with respect to such other business as may properly come before the meeting.

     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal at this meeting.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of March 10, 2004 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) certain executive officers and each director of the Company and (iii) all executive officers and directors as a group. To the knowledge of the Company, each of the owners named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or it unless otherwise indicated.

Name and address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class
Gregory B. Kalush	450,834	(1)	7.3%
S. Thomas Thawley	288,000	(1)	5.0%
Steven P. Kovac	200,000	(1)	3.4%
Felix V. Diaz	183,334	(1)	3.1%
Deborah A. Shute	106,667	(1)	1.8%
Randall E. McComas	66,667	(1)	1.2%
David H. Segrest	62,000	(1)	1.1%
Paul N. Hug	58,000	(1)	1.0%
Randall D. Ledford	40,000	(1)	0.7%
Michael J. Myers	30,000	(1)	0.5%
Kenneth V. Spenser	30,000	(1)	0.5%

All executive officers and directors as a group (11 persons)	1,515,502	(2)	21.8%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	568,500	(3)	10.0%

(1)	Includes vested options to purchase Common Stock with exercise prices ranging from $4.12-$31.00 per share (fair market value on the respective dates of grant) as follows: Mr. Kalush, 450,834 shares; Mr. Thawley, 50,000 shares; Mr. Kovac, 200,000 shares; Mr. Diaz, 183,334; Ms. Shute, 106,667; Mr. McComas, 66,667; Mr. Segrest, 45,000 shares; Mr. Hug, 45,000 shares; Mr. Ledford, 40,000 shares; Mr. Myers, 30,000 and Mr. Spenser, 30,000.

(2)	Includes 1,247,502 shares that may be acquired upon exercise of vested stock options.

(3)	Based upon information contained in Schedule 13 D and G filings made prior to March 19, 2004.

ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting. To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

     A brief description of each nominee for director of the Company is provided below. Directors hold office until the next annual meeting of the shareholders or until their successors are elected and qualified.

     OUR BOARD OF DIRECTORS AND NOMINATING AND GOVERNANCE COMMITTEE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Gregory B. Kalush, 47, was elected Chairman of the Board in May 2000. Mr. Kalush was appointed the Chief Executive Officer, President and Director of the Company in March 1999. He joined the Company in February 1998, as Chief Financial Officer, Vice President of Finance and Treasurer. Mr. Kalush is also the sole member of the New Employee and Retention Stock Option Committee of the Board of Directors. Prior to joining Interphase, Mr. Kalush was with DSC Communications Corporation from 1995 to 1998. While at DSC, he served as Vice President of Transmission Data Services, Vice President of Operations, International Access Products and Group Vice President of Finance, Transport Systems Group. Prior to DSC, Mr. Kalush was with IBM Corporation from 1978 to 1994. During that time his positions included Chief Financial Officer and Operations Executive for the Skill Dynamics Business Unit, Director of Finance, Planning and Administration for the Southwest area, and Division Director of Finance and Operations for the Data Systems division.

     Paul N. Hug, 60, was elected a director in 1984. He has been a certified public accountant engaged in public accounting practice as owner of Paul Hug & Co. CPA’s since 1988. Mr. Hug is a member of the Compensation Committee, the General Stock Option Committee, the Nominating and Governance Committee and is Chairman of the Audit Committee of the Board of Directors.

     Randall D. Ledford, 54, was elected to the Board of Directors in 2001. Mr. Ledford is currently Senior Vice President and Chief Technology Officer for Emerson Electric Co., a position he has held since 1997. He is also the President of Emerson Ventures Inc., an Emerson subsidiary that invests in technology venture companies. He serves on several CTO boards and forums both in the U.S. and abroad. Mr. Ledford is a member of the General Stock Option Committee, Nominating and Governance Committee and is Chairman of the Compensation Committee of the Board of Directors.

     Michael J. Myers, 57, was elected to the Board of Directors in 2002. Mr. Myers is currently President, CEO and a member of the Board of Directors of Coppercom, a provider of networking equipment for telecommunications operators. Mr. Myers served as the President of the Broadband Systems Division of Alcatel from 2000 to 2002 and as Group Vice President for Alcatel’s Networking Systems Group from 1998 to 2000. Prior to 1998, Mr. Myers worked for DSC Communications, serving as its Executive Vice President and Chief Operating Officer from 1997 to 1998, at its DSC Denmark A/S subsidiary, and as a Group Vice President for its transmission business in 1997. Mr. Myers also had prior experience with Nortel Networks, NCR, and General Motors Corporation. Mr. Myers is a member of the General Stock Option Committee, Nominating and Governance Committee and the Audit Committee of the Board of Directors.

     Kenneth V. Spenser, 55, was elected a director in 2002. Mr. Spenser is currently President, Chief Executive Officer and Chairman of the Board for Entivity, Inc., a leading provider of PC-based control systems to the automation marketplace. Mr. Spenser founded Think & Do Software in 1997 and merged it with Steeplechase Software in 2001 to create Entivity, Inc. Prior to founding Entivity, Mr. Spenser served as Vice President for Texas Instruments’ Information Technology Group and as General Manager for Autodesk’s Mechanical Division. Mr. Spenser spent ten years on active duty as a naval aviator and twelve years in the Naval Reserves, retiring in 1993 with the rank of Captain. Mr. Spenser is a member of the Nominating and Governance Committee and Audit Committee of the Board of Directors.

     S. Thomas Thawley, 63, is a co-founder of the Company and has served as Secretary and a director of the Company since its inception in 1977. Mr. Thawley was elected Vice Chairman in May 2000 and is the Chairman of the Nominating and Governance Committee of the Board of Directors.

Committees and Meetings of the Board of Directors

     The Board of Directors has established five committees, the Audit Committee, the Compensation Committee, the General Stock Option Committee, the Nominating and Governance Committee and the New Employee and Retention Stock Option Committee. During 2003, the Audit Committee was composed of Mr. Hug, Chairman, Mr. Myers, Mr. Spencer and Mr. Voss. Due to his commitments as managing director of Lake Pacific Partners, LLC, Mr. Voss did not stand for re-election in 2003. The Audit Committee met five times during 2003. Mr. Voss attended two meetings of the Audit Committee in 2003 before his term completed on May 7, 2003. The Audit Committee’s responsibilities are described in the Audit Committee Charter (See Exhibit A). During 2003, the Compensation Committee was composed of Mr. Ledford, Chairman, Mr. Hug, Mr. Segrest and Mr. Myers. The Compensation Committee met two times during 2003 and reviewed the executive compensation plan of the Company in light of industry practices and circumstances unique to the Company. Mr. Segrest attended the first meeting of the Compensation Committee before being replaced by Mr. Myers who attended the second meeting of the Compensation Committee. Mr. Segrest is not standing for re-election in accordance with the policies of Gardere Wynne Sewell LLP, of which he is a partner. During 2003, the General Stock Option Committee was composed of Mr. Hug, Mr. Ledford and Mr. Myers. The General Stock Option Committee has the authority, as does the full Board of Directors, to grant stock options under the Amended and Restated Stock Option Plan. The General Stock Option Committee met one time during 2003. The Nominating and Governance Committee was formed and met once subsequent to the end of 2003 and is composed of Mr. Thawley, Chairman, Mr. Hug, Mr. Ledford, Mr. Myers and Mr. Spenser. The Nominating and Governance Committee is responsible for considering and approving nominees for election as director, and the other responsibilities set forth in its charter. In 2003, the New Employee and Retention Stock Option Committee was composed of one member, Mr. Kalush. The New Employee and Retention Stock Option Committee has the authority to grant stock options under the Amended and Restated Stock Option Plan to newly hired employees of the Company and, for retention purposes, to existing employees of the Company. It is not intended that the New Employee and Retention Stock Option Committee will grant options to officers or directors of the Company.

     The Board of Directors held six meetings during the year ended December 31, 2003. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which such director served.

     The Company encourages board members and nominees for director to attend the annual meeting of shareholders. All current board members attended the Company’s 2003 annual meeting of shareholders.

Compensation of Directors

Cash Compensation

     The Company compensates its non-employee directors, who during 2003 were Mr. Hug, Mr. Ledford, Mr. Myers, Mr. Segrest, Mr. Spenser, Mr. Voss and Mr. Thawley, based upon an estimated number of meetings of the board and committees on which such director serves, plus an annual retainer. This amount is reasonably estimated to be approximately $18,000 per year, per director. Mr. Kalush does not receive cash compensation as a director.

Directors Stock Options

     In May 2003, each incumbent director was granted an option under the Amended and Restated Director Stock Option Plan for 10,000 shares of Common Stock (an aggregate of 70,000 shares). These options have an exercise price of $5.61 per share (fair market value on the date of grant) and will fully vest at 5 p.m. on the day preceding the 2004 Annual Meeting of Shareholders.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is currently composed of Mr. Hug, Chairman, Mr. Myers and Mr. Spenser. The purpose of the Audit Committee is to assist the Board of Directors in carrying out its responsibility to oversee the Company’s internal controls and financial reporting process.

Audit Committee Charter

     The Board of Directors has adopted and maintains a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as an exhibit to this proxy statement (See Exhibit A).

Audit Committee Member Independence

     The Board of Directors has made the determination that all members of the Audit Committee are independent as defined in the applicable listing standards of the Nasdaq National Market.

Financial Expert

     The Board of Directors has determined that Mr. Hug meets the SEC criteria of an “audit committee financial expert.” Mr. Hug has been a certified public accountant engaged in public accounting practice as owner of Paul Hug & Co. CPA’s since 1988, and as such, has participated in dealing with accounting, auditing, internal control and risk management issues.

Report of Audit Committee

March 31, 2004

To the Board of Directors of Interphase Corporation:

     We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

THE AUDIT COMMITTEE

Paul N. Hug, Chairman
Kenneth V. Spenser
Michael J. Myers

NOMINATING AND GOVERNANCE COMMITTEE

     The members of the Nominating and Governance Committee are Mr. Thawley, Chairman, Mr. Hug, Mr. Ledford, Mr. Myers and Mr. Spenser. All members of the Committee meet the independence requirements of the Nasdaq National Market.

     The responsibilities of the Nominating and Governance Committee are to identify individuals qualified to serve as Directors of the Company consistent with criteria developed by the Nominating and Governance Committee and approved by the Board. The Nominating and Governance Committee shall recommend that the Board select the Director nominees for the next annual meeting of shareholders; develop and recommend to the Board corporate governance principles applicable to the Company; and oversee the evaluation of the Board and the Company by the Directors. The Company has adopted a Nominating and Governance Committee Charter, which is available on the Company’s website at www.interphase.com.

     The Nominating and Governance Committee proposes and the Board of Directors adopts guidelines for identifying and evaluating Director candidates. Under those guidelines, the Nominating and Governance Committee shall consider a number of factors when identifying potential nominees, including: applicable requirements of law and of the Nasdaq National Market, independence from management; diversity; relevant business experience; good business judgment, specific expertise, strength of character, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal restraints; corporate governance background; financial and accounting background and education; executive compensation background and other factors deemed appropriate in adding value to the composition of the existing Board of Directors and its size and structure.

     In all cases, Directors should have expertise that will be useful to the Company, and should possess the highest personal and professional integrity and ethics, and be willing and able to devote the required time to properly serve the Company.

     The Nominating and Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, other Directors or others associated with the Company or with the help of executive search firms (which receive a fee for their services).

     The Nominating and Governance Committee will consider candidates for Director suggested by shareholders applying the criteria for candidates described above and considering the additional information set forth below.

     Shareholders wishing to suggest a candidate for Director should write to our Secretary and include:

a.	as to each person whom the shareholder proposes to nominate for election or re-election as a Director:

i.	the name, age, business address and residence of such person,

ii.	the principal occupation or employment of such person,

iii.	the class and number of shares of the Company which are beneficially owned by such person,

iv.	information about each of the factors to be considered by the Committee listed above,

v.	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company,

vi.	detailed information about any relationship or understanding between the shareholder proposing the candidate or any other shareholder and the candidate,

vii.	a statement from the candidate that the candidate is willing to be considered and will serve as a Director if nominated and elected, and

viii.	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14(A) under the Securities Exchange Act of 1934 and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and

b.	as to the shareholder giving the notice:

i.	the name and record address of the shareholder, and

ii.	the class and number of shares of the Company beneficially owned by the shareholder.

     Any shareholder suggested candidates must be submitted no later than December 2, 2004 to be considered for election at the 2005 annual meeting of shareholders.

PROPOSAL TO RATIFY AND APPROVE THE COMPANY’S 2004 LONG-TERM STOCK INCENTIVE PLAN

The Company’s existing employee stock option plan and director stock option plan expire this year unless amended and approved.

Description of our 2004 Long-Term Stock Incentive Plan

     The current number of shares subject to the plan is 5,250,000 shares, of which, as of March 10, 2004, 3,970,589 shares have been granted as options under the expiring plan with 1,279,411 shares remaining for future grants and awards.

     The plan’s purposes are to:

•	attract and retain the best available personnel;

•	provide additional incentives to employees, directors and consultants;

•	increase the plan participants’ interest in our welfare; and

•	promote the success of our business.

     Our Board of Directors believes that the plan is structured to accomplish these purposes. Accordingly, at our March 11, 2004 meeting, our Board of Directors approved the plan and submit the plan to shareholders for their ratification and approval at our annual meeting.

     The following summary of the plan is qualified by reference to the full text which is attached as Exhibit B to this proxy statement.

     General Provisions

     Our Board of Directors administers the plan with respect to awards to our directors and to our officers. The General Stock Option Committee of our Board of Directors also administers the plan with respect to awards to our officers, as well as with respect to awards to our other employees and consultants. In the future, the Board or other committees may be allocated some or all of the Committee’s duties. Our General Stock Option Committee consists solely of two or more non-employee directors in accordance with the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act. The Committee is authorized to:

•	interpret the plan and all awards;

•	establish and amend rules and regulations for the plan’s operation;

•	select recipients of awards;

•	determine the form, amount and other terms and conditions of awards;

•	modify or waive restrictions on awards;

•	amend awards; and

•	grant extensions and accelerate awards.

     Our officers and other employees, directors and consultants, in addition to those of our affiliates, are eligible to be selected to participate in the plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. Except with respect to awards to our officers and directors, our General Stock Option Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the plan at present would not exceed 158.

     The aggregate number of shares of common stock which may be issued under the plan with respect to awards may not exceed 5,250,000, of which 3,970,589 shares are subject to previously granted and/or outstanding awards and 1,279,411 shares remain available for future grants of awards. That limit is subject to adjustment for certain transactions affecting the common stock. Lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the plan. However, the cancellation of an option upon exercise of a stock appreciation right granted in tandem with the option will count against the limit. If the exercise price of an option is paid in common stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares will not count against the above limits. Any and all shares available under the plan may be granted to any employee, director or consultant during the term of the plan. No participant may receive awards in any year in a form other than options, bonus stock and stock appreciation rights which have an aggregate fair market value of more than $2,000,000 determined based on the value as of the date of grant of the award. The shares issued under the plan may be issued from shares held in treasury or from authorized but unissued shares.

     Types of Awards

     The plan provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;

•	stock appreciation rights, in tandem with stock options or freestanding;

•	bonus stock awards;

•	performance share awards and performance unit awards; and

•	phantom stock awards.

     Any stock option granted in the form of an incentive stock option must comply with Section 422 of the Internal Revenue Code. Our General Stock Option Committee may grant awards individually, in combination, or in tandem.

     General Award Provisions

     All awards will be evidenced by award agreements, as determined by our General Stock Option Committee. The award will be effective on the date of grant unless the Committee specifies otherwise.

     Unless determined otherwise by our Stock Option Committee, the exercise or measurement price will be at least equal to the fair market value of our common stock. The fair market value generally is determined to be the closing sales price quoted on The Nasdaq National Market on the date of the grant of the award.

     Awards will normally terminate on the earlier of (i) 5 to 10 years from the date of grant, (ii) three months after termination of employment or service for a reason other than death or disability or cause, (iii) one year after death, or (iv) one year after disability. The terms of an individual award agreement may provide for extended periods upon termination of employment or service and may provide for automatic termination of the award upon termination of employment or service for cause.

     Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as our General Stock Option Committee may approve.

     The Committee may authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

     Awards may be paid in cash, shares of our common stock or a combination, in lump sum or installments and currently or by deferred payment, all as determined by our General Stock Option Committee.

     A participant’s breach of the terms of the plan or the award agreement will result in a forfeiture of the award.

     Options

     Options granted under the plan may be:

•	incentive stock options, as defined in the Internal Revenue Code, as amended; or

•	non-qualified options, which do not qualify for treatment as incentive stock options.

     Our General Stock Option Committee selects the recipients of options and sets the terms of the options, including:

•	the number of shares for which an option is granted;

•	the term of the option; and

•	the time(s) when the option can be exercised.

     Our General Stock Option Committee determines how an option may be exercised, whether for cash or securities. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through NASD dealers.

     An option agreement or our General Stock Option Committee’s procedures may set forth conditions respecting the exercise of an option. The Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.

     Bonus Stock

     Our General Stock Option Committee will have discretion to make grants of bonus stock. A bonus stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee on the date of the grant, shares of our common stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. If bonus stock is granted subject to restrictions, it is referred to as restricted stock. The recipient may have all the rights of a shareholder with respect to the bonus stock. These rights include voting and dividend rights, and they are effective as soon as:

•	bonus stock is granted (or upon payment of the purchase price for bonus stock if a purchase price is required); and

•	issuance of the bonus stock is recorded by our transfer agent.

     A grant of bonus stock may be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as our General Stock Option Committee may impose at the time of grant.

     Any bonus shares that are subject to restrictions at the time of grant cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. The Committee may in its discretion waive any condition or restriction related to a grant of restricted stock or accelerate the dates on which a grant of restricted stock vests.

     If a participant’s employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Committee, to:

•	repurchase the unvested shares at their purchase price; or

•	require forfeiture of those shares if acquired at no cost.

     Stock Appreciation Rights

     Our General Stock Option Committee may decide that stock appreciation rights may be granted separately or in tandem with the grant of an option. A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of common stock or a combination thereof, as the Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of common stock with respect to which the stock appreciation right is exercised.

     A stock appreciation right granted in tandem with a nonqualified option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. Our General Stock Option Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the plan. At any time it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

     Performance Share Awards and Performance Unit Awards

     Our General Stock Option Committee may grant performance share awards, which are rights to receive shares of our common stock or their cash equivalent based on the value of our common stock and the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee may determine. Our General Stock Option Committee may also grant performance unit awards, which are rights to receive shares of our common stock or their cash equivalent in an amount equal to the increase in designated dollar amount of units subject to the award based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.

     Payment will be made after the performance period based on the achievement of the performance measures as determined by the Committee.

     Phantom Stock Awards

     Our General Stock Option Committee may grant phantom stock awards, which are rights to receive the fair market value of shares of our common stock, or the increase in the fair market value, during a period of time. The award may vest over a period of time specified by the Committee. Payment will be made following the prescribed period.

     In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly held corporations may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

     Market-priced options and stock appreciation rights granted under the plan will automatically qualify as performance-based awards that are fully deductible without regard to the $1 million deduction limit imposed by Section 162(m). Our General Stock Option Committee may designate any other award under the plan as qualified performance-based compensation in order to make the award fully deductible under Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the company or an affiliate:

•	earnings;

•	earnings per share;

•	EBITDA (earnings before interest, taxes, depreciation and amortization);

•	EBIT (earnings before interest and taxes);

•	economic profit;

•	cash flow;

•	revenue;

•	revenue growth;

•	sales growth;

•	net profit before tax;

•	gross profit;

•	operating income or profit;

•	return on equity;

•	return on assets;

•	return on capital;

•	changes in working capital;

•	shareholder return;

•	cost reduction;

•	customer satisfaction or growth; and

•	employee satisfaction.

     Performance criteria may also relate to and be measured in terms of individual performance, comparable companies, peer or industry groups or other standard indexes.

     The Committee must establish the goals prior to the beginning of the period for which these goals relate (or such later date as may be permitted under applicable tax regulations), and the Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     Provisions Relating to a Change in Control, Death or Disability

     The plan provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 50% or more of our voting securities;

•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board of Directors;

•	we merge or consolidate with another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former shareholders;

•	a tender or exchange offer results in the acquisition of 50% or more of our outstanding voting securities; or

•	we transfer substantially all of our assets to another corporation.

     Upon the occurrence of a change in control, our Board of Directors will negotiate for the surviving entity or other purchaser involved to assume all of our obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value as to capital stock of that surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

     Upon the occurrence of a participant’s death or disability, an agreement may provide that the outstanding award will immediately vest or become exercisable or payable.

     Other Modifications

     In the event of specified changes in our capital structure, our Compensation Committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards) and the number, exercise price or kinds of shares covered by outstanding awards. The Committee will also have the power to make other appropriate adjustments in awards under the plan.

     Federal Income Tax Consequences

     The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize income upon the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. We are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on us withholding federal income tax with respect to the amount of that compensation. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

     The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the employee’s hands.

     The statutory holding period lasts until the later of:

•	two years from the date the option is granted; and

•	one year from the date the common stock is transferred to the employee pursuant to the exercise of the option.

     If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied, the amount of ordinary income taxable to the employee is the lesser of:

•	the fair market value of the common stock on the date of exercise minus the option price; and

•	the amount realized on disposition minus the option price.

     Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the employee’s hands. We are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

     An award of bonus stock that is not subject to restrictions results in taxable income to the participant in an amount equal to the excess of the fair market value of the bonus shares on the date of grant over the amount paid, if any, for those shares. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt.

     Generally, a participant will not recognize any taxable income upon the award of stock appreciation rights, performance shares, performance units or phantom stock. At the time the participant receives the payment for the stock appreciation right, performance shares, performance units or phantom stock, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the participant as ordinary income.

     As a general rule, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the plan. The amount of the deduction is the amount of the award that is considered reasonable compensation under the Internal Revenue Code.

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by shareholders. We have structured and intend to implement the plan so that resulting compensation would be performance-based compensation, where applicable. To allow us to qualify the compensation, we are seeking shareholder approval of the plan and the material terms of the related performance goals.

     The exercisability of an option or a stock appreciation right, the payment of performance share, performance unit or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Recommendation

     Not all of the important information about the plan is contained in the foregoing summary. The full text of the plan is attached to this proxy statement as Exhibit B.

     This proposal will be approved if there is a favorable vote of holders of a majority of our outstanding shares of common stock present at the annual meeting, in person or by proxy. If the shareholders do not approve the plan, the existing employee stock option plan will terminate effective November 8, 2004 and the existing director stock option plan will terminate on May 5, 2004.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE OUR 2004 LONG-TERM STOCK INCENTIVE PLAN.

EXECUTIVE OFFICERS

     The executive officers of the Company, their respective ages, positions held and tenure as officers are listed below:

			Executive
			Officers of
			the Company
Name	Age	Position(s) Held with the Company	Since
Gregory B. Kalush	47	Chairman of the Board, Chief Executive Officer and President	1998

Steven P. Kovac	48	Chief Financial Officer, Treasurer and Vice President of Finance	1999

Felix V. Diaz	53	Vice President and Chief Technical Officer	2002

Randall E. McComas	54	Vice President of Global Sales and Marketing	2002

Deborah A. Shute	41	Vice President of Human Resources and Administration	2002

     Gregory B. Kalush joined the Company in February 1998, as Chief Financial Officer, Vice President of Finance and Treasurer. Mr. Kalush was appointed the Chief Executive Officer, President and Director of the Company in March 1999 and was elected Chairman of the Board in May 2000. Mr. Kalush is also the sole member of the New Employee and Retention Stock Option Committee of the Board of Directors. Prior to joining Interphase, Mr. Kalush was with DSC Corporation from 1995 to 1997. While at DSC, he served as Vice President Transmission Data Services, Vice President of Operations, International Access Products and Group Vice President of Finance, Transport Systems Group. Prior to DSC, Mr. Kalush was with IBM Corporation from 1978 to 1994. During that time his positions included Chief Financial Officer and Operations Executive for the Skill Dynamics Business Unit, Director of Finance, Planning and Administration for the Southwest Area, and Division Director of Finance and Operations for the Data Systems Division.

     Steven P. Kovac joined the Company in May 1999 as Chief Financial Officer, Vice President of Finance and Treasurer. Prior to joining Interphase, from 1997 to 1999 Mr. Kovac served as Chief Operating Officer and Chief Financial Officer for TPN Inc., a satellite television network. From 1989 to 1997 Mr. Kovac was the Regional Vice President of Finance and Chief Financial Officer for AT&T Wireless Services, McCaw Cellular Communications and LIN Cellular Communications. From 1988 to 1989, Mr. Kovac was Vice President of Finance and Administration for BBL Industries, a manufacturer of paging terminals and voice messaging equipment.

     Felix V. Diaz joined the Company in May 1996, as Chief Technical Officer. In January 2001, Mr. Diaz became Vice President and General Manager, Telecom Products Group, a position he held until January 2004 when he returned to the position of Chief Technical Officer and Vice President of Engineering. Prior to joining Interphase, Mr. Diaz was Director of Systems Architecture and Engineering at DSC Corporation where he was responsible for the Company’s Asynchronous Transfer Mode switching product line.

     Randall E. McComas joined the Company in February 2002, as Vice President of Global Sales and Marketing. Prior to joining Interphase, Mr. McComas served as General Manager of Business Development for Scient, a position he held since 1998. Mr. McComas was responsible for overseeing all industry business units and delivery units for Scient, including sales and marketing. Prior to 1998, Mr. McComas was Vice President and General Manager of Telecommunications for Scient, managing the global telecom and utilities business units for that company.

     Deborah A. Shute joined the Company in February 1999, as Director of Human Resources. In November 1999, Ms. Shute became Vice President of Human Resources and Administration. Prior to joining Interphase, Ms. Shute was Senior Director of Human Resources for Packard Bell NEC in Sacramento, California.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the
Board of Directors on Executive Compensation

     The Compensation Committee (under this caption, the “Committee”) is responsible for structuring and monitoring the Company’s executive compensation program. The Committee is currently composed of three members of the Board of Directors: Mr. Ledford, Chairman, Mr. Hug and Mr. Myers. Recommendations of the Committee are ultimately reviewed, considered and approved by the Board of

Directors; however, after the executive compensation program has been approved by the Board of Directors, the Committee performs ministerial functions effecting and implementing aspects of the program on behalf of the Board of Directors.

     The Committee views its primary objective to be the structuring of a compensation strategy designed to align the interests of executives with the interests of shareholders by creating incentives which are performance-based and tied to the attainment of overall Company goals. The markets in which the Company competes are highly competitive, and to succeed in them over the long term, the Company must be able to attract, motivate and retain executives with extraordinary qualifications and talents. The Committee evaluates the compensation strategy and compensation plans accordingly.

     Salient components of the executive compensation program include annual salary, annual bonus plan and stock incentive grants.

     At this time, based on the Company’s current executive compensation structure, the Company does not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1 million for deductibility under Section 162(m) of the Internal Revenue Code, except with respect to the 2004 Long-Term Stock Incentive Plan.

Annual Salary

     The Committee attempts to establish annual salary levels that are appropriate with regard to (i) competitive salary levels, (ii) qualifications and experience, and (iii) the longevity, performance and responsibility of the executive. At least annually, the Committee reviews executive salaries and recommends adjustments where appropriate.

Executive Bonus Plan

     The executive bonus plan is intended to link executive compensation with the attainment of defined Company goals on an annual basis.

     Each fiscal year, the Committee, after consulting with management of the Company, establishes business and financial targets for the Company. Annual, and in some cases quarterly, bonus amounts are established based upon these targets. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide objectives are achieved. Some financial targets for 2003 were achieved, thus some executive bonuses were paid.

Stock Option Grants

     Through the granting of stock options, the Company intends to align the executives’ long-term interests with those of the shareholders of the Company by tying executive compensation to the long-term performance of the Company’s stock price. This is the Company’s principal long-term incentive to executives.

     The Committee recommends to the General Stock Option Committee the number of shares to be granted to an executive based upon several factors including, but not limited to, management’s recommendation, the executive’s salary level, performance, position, contribution to the management team, and contribution to the overall success of the Company.

Chief Executive Officer Compensation

     In keeping with the general compensation philosophy outlined above, Mr. Kalush’s base salary is established to place emphasis on incentive compensation while remaining competitive with others in the Company’s industry. Mr. Kalush’s target annual bonus amount is established based upon annual financial targets for the Company developed by the Committee. The actual payment of a bonus is primarily dependent upon the extent to which these objectives are achieved. The amount of stock options granted to Mr. Kalush is based upon several factors including, but not limited to, base salary level, performance, position and contribution to the overall success of the Company. The Compensation Committee believes that the total compensation paid to Mr. Kalush is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in size, business mix and geographic area.

Summary

     The Compensation Committee, in its judgment, has established executive compensation levels which reflect the Committee’s desire to reward executives for individual contribution to the attainment of the Company’s goals while linking each executive’s financial opportunity with increased value to the shareholders.

THE COMPENSATION COMMITTEE

     Randall D. Ledford, Chairman
     Paul N. Hug
     Michael J. Myers

Employment Agreements

     The Board of Directors approved Mr. Kalush’s current employment agreement, effective March 12, 2000, pursuant to which the Company employs Mr. Kalush as its Chief Executive Officer and President. This agreement provided for a base salary from March 2000 until March 2003 of at least $250,000 per year. A new two-year term began in April 2003 and provided for the same base salary. The employment agreement will continue for successive two-year terms, unless either Mr. Kalush or the Company gives notice to the other party more than 30 days prior to the expiration of the then-current term that the agreement will not be renewed. In addition, in accordance with his employment agreement, Mr. Kalush is entitled to (i) an annual bonus based upon the guidelines contained in the Company’s Executive Bonus Plan, with his “annual bonus target” being established by the Compensation Committee, and (ii) certain benefits available to officers of the Company generally.

     Mr. Kalush’s employment agreement permits the Company to terminate Mr. Kalush without further compensation for overt misconduct. If Mr. Kalush dies or the Company terminates Mr. Kalush’s employment agreement by reason of disability, then Mr. Kalush will be entitled to (i) receive severance compensation in the amount of two year’s base salary, and (ii) receive payment of two years of his annual bonus under the Company’s Executive Bonus Plan. If the Company elects not to renew Mr. Kalush’s employment agreement or terminates Mr. Kalush without cause, then Mr. Kalush will be entitled to receive severance payments in the amount of three years’ base salary and will be given an additional period of up to three years to exercise his options. However, following a “change in control” (as defined below), he will be entitled to (i) severance compensation in the amount of two years’ base salary, (ii) receive an immediate payment equal to two years of his annual bonus under the Company’s Executive

Bonus Plan and (iii) all of the stock options (the “Executive Stock Options”) which have been granted to him shall be exercisable on the date of the “change in control”. A “change in control” under these arrangements occurs when one investor, including its affiliates, accumulates 20% or more of the outstanding Common Stock of the Company.

     The Board of Directors approved Mr. Kovac’s current employment agreement, effective May 11, 1999, pursuant to which the Company employs Mr. Kovac as its Chief Financial Officer and Vice President of Finance, at a base salary of, at least, $175,000 per year. In addition, in accordance with his employment agreement, Mr. Kovac (i) received in May 1999 a non-qualified stock option for 64,180 shares of Common Stock, and an incentive stock option for 35,820 shares of Common Stock, all for a ten year term and with an exercise price of $8.375 per share, (ii) is entitled to an annual bonus based upon the guidelines contained in the Company’s Executive Bonus Plan, with his “annual bonus target” being established by the Compensation Committee, and (iii) is entitled to certain benefits available to officers of the Company generally.

     Mr. Kovac’s employment agreement permits the Company to terminate Mr. Kovac without further compensation for willful neglect of his duties. If the Company terminates Mr. Kovac for any reason other than willful neglect, Mr. Kovac, will receive (i) nine months severance pay at his base salary, and (ii) a pro rata payment of his bonus for the year in which he is terminated if and only if he executes a general release of all claims against the Company. In the event of a “change in control” of the Company, as defined above, all outstanding stock options granted to Mr. Kovac will become exercisable, subject to certain restrictions.

     The Board of Directors approved Mr. Diaz’s current employment agreement, effective May 22, 1996, pursuant to which the Company employs Mr. Diaz at a base salary of, at least, $120,000 per year. In addition, in accordance with his employment agreement, Mr. Diaz (i) received in May 1996 an incentive stock option for 10,000 shares of Common Stock, for a ten year term and with an exercise price of $17.69 per share, (ii) is entitled to an annual bonus based upon the guidelines contained in the Company’s Executive Bonus Plan, with his “annual bonus target” being established by the Compensation Committee and (iii) is entitled to certain benefits available to officers of the Company generally.

     Mr. Diaz’s employment agreement permits the Company to terminate Mr. Diaz without further compensation for overt misconduct. If the Company terminates Mr. Diaz for any reason other than overt misconduct, Mr. Diaz, will receive (i) three months severance pay at his base salary provided he executes a general release of all claims against the Company. In the event of a “change in control” of the Company, as defined above, and if, within 12 months thereafter, Mr. Diaz’s employment with the Company is terminated either by the Company, except for overt misconduct, or by Mr. Diaz for Good Reason, as defined in the agreement, or one investor other than a reporting company under the Securities Exchange Act of 1934 accumulates 50% or more of the outstanding stock of the Company, then all outstanding stock options granted to Mr. Diaz will become exercisable, subject to certain restrictions.

     The Board of Directors approved Mr. McComas’ current employment agreement, effective February 15, 2002, pursuant to which the Company employs Mr. McComas as its Vice President of Global Sales and Marketing, at a base salary of, at least, $225,000 per year. The employment agreement automatically renews for successive 12-month periods, unless either Mr. McComas or the Company gives written notice to the other party 30 days prior to the expiration of the then current term that the agreement will not be renewed. In addition, in accordance with his employment agreement, Mr. McComas (i) received in February 2002 a non-qualified stock option for 40,597 shares of Common Stock, and an incentive stock option for 59,403 shares of Common Stock, all for a ten year term and with an exercise price of $5.05 per share, (ii) is entitled to an annual bonus based upon the guidelines contained in the Company’s Executive Bonus Plan, with his “annual bonus target” being established by the Compensation Committee, and (iii) is entitled to certain benefits available to officers of the Company generally.

     Mr. McComas’ employment agreement permits the Company to terminate Mr. McComas without further compensation for cause. If the Company terminates Mr. McComas for any reason other than cause or nonrenewal, Mr. McComas, will receive no less than 6 months and no greater than 9 months base-salary compensation. In the event of a “change in control” of the Company, as defined above, and if, within 12 months thereafter, Mr. McComas’ employment with the Company is terminated either by the Company, except for overt misconduct, or by Mr. McComas for Good Reason, as defined in the agreement, or one investor other than a reporting company under the Securities Exchange Act of 1934 accumulates 50% or more of the outstanding stock of the Company, then all outstanding stock options granted to Mr. McComas will become exercisable, subject to certain restrictions.

     The Board of Directors approved Ms. Shute’s current employment agreement, effective November 24, 1999, pursuant to which the Company employs Ms. Shute as its Vice President of Human Resources, at a base salary of, at least, $130,000 per year. In addition, in accordance with her employment agreement, Ms. Shute (i) received in November 1999 a non-qualified stock option for 10,000 shares of Common Stock, for a ten year term and an exercise price of $31.00 per share, (ii) is entitled to an annual bonus based upon the guidelines contained in the Company’s Executive Bonus Plan, with her “annual bonus target” being established by the Compensation Committee, and (iii) is entitled to certain benefits available to officers of the Company generally.

     Ms. Shute’s employment agreement permits the Company to terminate Ms. Shute without further compensation for willful neglect of her duties. If the Company terminates Ms. Shute for any reason other than willful neglect, Ms. Shute, will receive (i) six months severance pay at her base salary, and (ii) a pro rata payment of her bonus for the year in which she is terminated if and only if she executes a general release of all claims against the Company. In the event of a “change in control” of the Company, as defined above, and if, within 12 months thereafter, Ms. Shute’s employment with the Company is terminated either by the Company except for overt misconduct or by Ms. Shute for Good Reason, as defined in the agreement, or one investor other than a reporting company under the Securities Exchange Act of 1934 accumulates 50% or more of the outstanding stock of the Company, then all outstanding stock options granted to Ms. Shute will become exercisable, subject to certain restrictions.

Summary Compensation Table

     A summary compensation table has been provided below and includes individual compensation information on the Chief Executive Officer and our four most highly paid executive officers other than the chief executive officer (collectively, the “Named Executive Officers”) during 2003.

	Annual Compensation (1)			Long-term Compensation
				Securities
				Underlying	All Other
		Salary	Bonus	Options/SAR’s	Compensation (2)
	Year	($)	($)	(#)	($)
Gregory B. Kalush	2003	$247,000	$8,272	60,000	$6,000
Chairman of the Board,	2002	$250,000	$2,404	60,000	$5,500
Chief Executive Officer and President	2001	$250,000	$52,404	72,500	$5,100

Steven P. Kovac	2003	$200,000	$4,323	20,000	$4,038
Chief Financial Officer,	2002	$200,000	$1,923	30,000	$4,269
Treasurer and Vice President of Finance	2001	$200,000	$14,423	40,000	$3,000

Felix V. Diaz	2003	$195,000	$4,500	30,000	$5,850
Vice President and	2002	$195,000	$1,875	30,000	$5,500
Chief Technical Officer and Vice President of Engineering	2001	$191,000	$16,875	92,000	$5,100

Randall E. McComas	2003	$225,000	$6,313	50,000	$12,351
Vice President of Global	2002	$191,250	$32,163	100,000	$10,558
Sales and Marketing	2001	$—	$—	—	$—

Deborah A. Shute	2003	$140,000	$4,022	15,000	$4,200
Vice President of Human	2002	$140,000	$6,346	25,000	$4,200
Resources and Administration	2001	$140,000	$11,346	30,000	$4,200

(1)	The table does not include the cost to the Company of benefits furnished to certain officers, including premiums for life and health insurance which benefits are also provided to employees. None of the Named Executive Officers received other compensation in excess of the lesser of $50,000 or 10% of such officers’ salary and bonus compensation.

(2)	“All Other Compensation” consists of matching and discretionary (as defined) payments by the Company pursuant to its 401(k) plan for all executive officers and with respect to Mr. McComas, an additional amount of $7,200 per year as a car allowance.

Option/SAR Grants in Last Fiscal Year

     The following table provides information with respect to stock options/SARs granted to the Named Executive Officers during the year ended December 31, 2003. The potential realizable value reported below assumes compounded annual rates of return over the term of the options.

					Appreciation at
	Number of	Total Options/			Assumed Annual
	Securities	SARs Granted			Rates of Stock Price
	Underlying Options/SARs	to Employees in Fiscal	Exercise		for Option Term
	Granted	Year	Price	Expiration	5 Percent	10 Percent
Name	(#)	(%)	($)	Date	($)	($)
Gregory B. Kalush	10,000	2.6%	$5.61	5/7/2013	$35,281	$89,409
	50,000	13.1%	$5.88	6/5/2013	$184,895	$468,560

Steven P. Kovac	20,000	5.2%	$5.88	6/5/2013	$73,958	$187,424

Felix V. Diaz	30,000	7.8%	$5.88	6/5/2013	$110,937	$281,136

Randall E. McComas	50,000	13.1%	$5.88	6/5/2013	$184,895	$468,560

Deborah A. Shute	15,000	3.9%	$5.88	6/5/2013	$55,469	$140,568

     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

     The following table discloses incentive stock option exercises for the Named Executive Officers during the fiscal year ended December 31, 2003. In addition, the number and value of unexercised options/SARs that were outstanding at December 31, 2003 are summarized in the table. A distinction is made between options/SARs that were exercisable (vested) at December 31, 2003 and those options/SARs that were not exercisable at December 31, 2003.

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money
	Shares		Options/SARs	Options/SARs
	Acquired	Value	at fiscal Year End	at fiscal Year End
	On Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Name	(#)	($)	(#)	($)
Gregory B. Kalush	—	$—	403,334 / 114,166	$1,462,204 / $800,621

Steven P. Kovac	—	$—	176,667 / 53,333	$670,682 / $369,758

Felix V. Diaz	—	$—	159,334 / 80,666	$635,844 / $590,921

Randall E. McComas	—	$—	33,334 / 116,666	$263,339 / $880,161

Deborah A. Shute	—	$—	88,334 / 41,666	$216,155 / $290,845

Compensation Committee Interlocks and Insider Participation

     During 2003, the Compensation Committee was composed of Mr. Ledford, Mr. Hug, Mr. Segrest and Mr. Myers. None of the Company’s executive officers served during the year ended December 31, 2003 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee. See information under the caption “Certain Related Transactions” with respect to Mr. Segrest.

Stock Performance Graph

     The following chart compares the cumulative total shareholder return on Common Stock during the years ended December 31, 2003, 2002, 2001, 2000 and 1999 with the cumulative total return on the NASDAQ market index and a peer group index. The peer group consists of companies in the same four-digit SIC code (3577). The Company relied upon information provided by another firm with respect to the peer group stock performance. The Company did not attempt to validate the information supplied to it other than review it for reasonableness. The comparison assumes $100 was invested on December 31, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	Cumulative Return
	12/98	12/99	12/00	12/01	12/02	12/03
Interphase Corporation	100	302	126	78	51	185
Peer Group (SIC Code 3577)	100	193	129	68	62	88
NASDAQ	100	217	149	75	54	97

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTERPHASE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

CERTAIN RELATED TRANSACTIONS

     David H. Segrest is the Assistant Secretary and a director of the Company. Mr. Segrest is also a partner of Gardere Wynne Sewell LLP, the Company’s general counsel. Mr. Segrest and others at Gardere Wynne Sewell LLP provide legal services to the Company and are typically compensated at prevailing hourly rates. During 2003, the Company paid Gardere Wynne Sewell LLP approximately $68,000 for services provided.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and furnish the Company with a copy. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them during the reporting period ended December 31, 2003, except for Mr. Segrest who made one late filing with respect to one transaction.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the independent auditors of the Company for the years ended December 31, 2003 and 2002. The Company’s Audit Committee pre-approves all services performed by the Company’s principal auditor. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have the opportunity to make a statement and will be available to answer appropriate shareholder questions.

     During 2003 and 2002, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

	2003	2002
Audit Fees	$128,000	$107,435
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$128,000	$107,435

     The Audit fees for the years ended December 31, 2003 and 2002 were for professional services rendered for the audit of the consolidated financial statements of the Company.

SHAREHOLDERS’ PROPOSALS

     Any proposals that shareholders of the Company desire to have presented at the 2005 annual meeting of shareholders must be received by the Company at its principal executive offices no later than December 2, 2004, whether or not the shareholder wishes to include the proposal in the Company’s proxy materials.

SHAREHOLDER COMMUNICATIONS

     Shareholders wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: Attn: Secretary, Interphase Corporation, 2901 North Dallas Parkway, Suite 200, Plano, Texas 75093. The envelope should indicate that it contains a shareholder communication, and the correspondence must disclose the name of the shareholder submitting the communication and identify the number of shares of stock owned by him (or her) beneficially or of record. In general, all shareholder communications delivered to the secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder’s instructions. However, the secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

MISCELLANEOUS

     The Annual Report to Shareholders of the Company for 2003, which includes financial statements, accompanying this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     A copy of the Company’s 2003 Form 10-K has been included with these proxy materials. Exhibits to the Form 10-K are available upon written request and upon payment of a reasonable charge to cover the Company’s cost in providing such exhibits. Written requests should be sent to Investor Relations, Interphase Corporation, 2901 North Dallas Parkway, Suite 200 Plano, Texas, 75093.

By order of the Board of Directors

/s/ S. Thomas Thawley
S. THOMAS THAWLEY
Vice Chairman and Secretary

Plano, Texas
March 31, 2004

EXHIBIT A

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
INTERPHASE CORPORATION

February 4, 2004

CHARTER

1. Overall purpose and objectives

The audit committee is appointed by the board of directors to assist the board in discharging its oversight responsibilities. The audit committee will oversee the financial reporting process to ensure the balance, transparency and integrity of published financial information. The audit committee will also review: the effectiveness of the company’s internal financial control and risk management system; the independent audit process including appointing and assessing the performance of the external auditor; the company’s process for monitoring compliance with laws and regulations affecting financial reporting; and its code of business conduct.

In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors. To perform his or her role effectively, each committee member will develop and maintain his or her skills and knowledge, including an understanding of the committee’s responsibilities and of the company’s business, operations and risks.

2. Authority

The board authorizes the audit committee, within the scope of its responsibilities, to:

2.1	Perform activities within the scope of its charter.

2.2	Engage independent counsel and other advisers as it deems necessary to carry out its duties.

2.3	Ensure the attendance of company officers at meetings as appropriate.

2.4	Have unrestricted access to members of management, employees, third parties and relevant information.

2.5	Establish procedures for dealing with concerns of employees regarding accounting, internal control or auditing matters.

2.6	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters.

2.7	Be directly responsible for the appointment, compensation, retention, and oversight of the work of the external auditor.

2.8	Approve all audit engagement fees and terms as well as reviewing policies for the provision of non-audit services by the external auditors and the framework for pre-approval of such services.

2.9	Approve the public release of quarterly and annual financial results.

2.10	Approve all “related-party” transactions.

3. Organization

Membership

3.1	The board of directors will select the audit committee members and the chairman of the audit committee who is an independent director.

3.2	The audit committee will comprise at least three members and all members shall be independent non-executive directors of the company.

3.3	A quorum of any meeting will be two thirds of the members.

3.4	Each member shall have skills and experience appropriate to the company’s business.

3.5	Each member shall be financially literate; at least one member must have accounting or related financial expertise.

3.6	Members will be appointed for a one year term of office.

3.7	The chairman of the audit committee will function as its secretary.

Meetings

3.8	Only committee members are entitled to attend meetings. The audit committee may invite such other persons (e.g. the CEO, CFO, Controller, and external audit engagement partner) to its meetings, as it deems necessary.

3.9	The external auditors should be invited to make presentations to the audit committee as appropriate.

3.10	Meetings shall be held not less than five times a year, including once each quarter to review financial results.

3.11	Special meetings may be convened as required. The chairman will convene a meeting if requested by the external auditors.

3.12	The chairman shall circulate the agenda and supporting documentation to the audit committee members within a reasonable period in advance of each meeting.

3.13	The chairman of the committee shall circulate the minutes of meetings to members of the board and members of the committee.

3.14	Members of the audit committee should attend every meeting of the committee.

3.15	The committee will meet with outside legal counsel at least annually without management present.

3.16	The audit committee will meet with the external auditors at least quarterly without management present.

4. Roles and responsibilities

The Audit Committee will:

Internal control

4.1	Evaluate whether management is setting the appropriate ‘control culture’ by communicating the importance of internal control and management of risk.

4.2	Understand the internal controls systems implemented by management for the approval of transactions and the recording and processing of financial data.

4.3	Understand the controls and processes implemented by management to ensure that the financial statements derive from the underlying financial systems, comply with relevant standards and requirements, and are subject to appropriate management review.

4.4	Evaluate the overall effectiveness of the internal control and risk management frameworks and consider whether recommendations made by the external auditors have been implemented by management.

4.5	Consider how management is held to account for the security of computer systems and applications, and the contingency plans for processing financial information in the event of a systems breakdown or to protect against computer fraud or misuse.

Financial reporting

4.6	Gain an understanding of the current areas of greatest financial risk and how these are being managed.

4.7	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on financial reports.

4.8	Oversee the periodic financial reporting process implemented by management and review the interim financial statements, annual financial statements and preliminary announcements prior to their release.

4.9	Review management’s process for ensuring that information contained in analyst briefings and press announcements is consistent with published financial information, balanced and transparent, particularly regarding GAAP vs. non-GAAP data.

4.10	Meet with management and the external auditors to review the financial statements, the key accounting policies and judgments, and the results of the audit.

4.11	Ensure that significant adjustments, unadjusted differences, disagreements with management and critical accounting policies and practices are discussed with the external auditor.

4.12	Review the other sections of the annual report before its release and consider whether the information is understandable and consistent with members’ knowledge about the company and its operations and lacks bias.

Compliance with laws and regulations

4.13	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any fraudulent acts or noncompliance.

4.14	Obtain regular updates from management and the Company’s legal counsel regarding compliance matters that may have a material impact on the company’s financial statements or compliance policies.

4.15	Be satisfied that all regulatory compliance matters, related to the business of the company, have been considered in the preparation of the financial statements.

4.16	Review the findings of any examinations by regulatory agencies.

Working with auditors

External audit

4.17	Review the professional qualification of the auditors including background and experience of partner and auditing personnel.

4.18	Consider the independence of the external auditor and any potential conflicts of interest.

4.19	Review on an annual basis the performance of the external auditors and make recommendations to the board for the appointment, reappointment or termination of the appointment of the external auditors.

4.20	Review the external auditors’ proposed audit scope and approach for the current year in the light of the company’s present circumstances and changes in regulatory and other requirements.

4.21	Discuss with the external auditor any audit problems encountered in the normal course of audit work, including any restriction on audit scope or access to information.

4.22	Ensure that significant findings and recommendations made by the external auditors and management’s proposed response are received, discussed and appropriately acted upon.

4.23	Discuss with the external auditor the appropriateness of the accounting policies applied in the company’s financial reports and whether they are considered aggressive, balanced or conservative.

4.24	Meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately. Ensure the auditors have access to the chairman of the audit committee when required.

4.25	Review policies for the provision of non-audit services by the external auditor and the framework for pre-approval of non-audit services.

4.26	Ensure the company has appropriate policies regarding the hiring of audit firm personnel for senior positions after they have left the audit firm.

Reporting responsibilities

4.27	Regularly update the board about committee activities and make appropriate recommendations.

4.28	Ensure the board is aware of matters that may significantly impact the financial condition or affairs of the business.

4.29	Prepare any reports required by law or listing rules or requested by the board; for example, a report on the audit committee’s activities and duties to be included in the section on corporate governance in the annual report.

4.30	Prepare a report for inclusion in the annual proxy statement.

Evaluating performance

4.31	Evaluate the committee’s own performance, both of individual members and collectively, on a regular basis.

4.32	Assess the achievement of the duties specified in the charter and report the findings to the board.

Review of the committee charter

4.33	Review the audit committee charter annually and discuss any recommended changes with the board.

4.34	Ensure that the charter is approved or reapproved by the board.

EXHIBIT B

INTERPHASE CORPORATION
2004 LONG-TERM STOCK INCENTIVE PLAN

     1. AMENDMENT AND RESTATEMENT. The Interphase Corporation Amended and Restated Stock Option Plan and the Interphase Corporation Directors Stock Option Plan are collectively amended and restated as set forth herein as the “Interphase Corporation 2004 Long-Term Stock Incentive Plan”, effective May 5, 2004 (the “Effective Date”). Options granted under the separate plans prior to the Effective Date shall be subject to the terms and conditions of the separate plans in effect with respect to such Options prior to the Effective Date and Awards granted after the Effective Date shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

     2. PURPOSE. The purposes of the Plan are (i) to attract and retain for the Company and its Affiliates the best available personnel, (ii) to provide additional incentive to Employees, Directors and Consultants and to increase their interest in the Company’s welfare, and (iii) to promote the success of the business of the Company and its Affiliates.

     3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

     (a) “Affiliate”, means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.

     (b) “Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

     (c) “Award Agreement” means a written agreement with a Grantee with respect to any Award, including any amendments thereto.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Bonus Stock Agreement” means a written agreement with a Grantee with respect to a Bonus Stock Award, including any amendments thereto.

     (f) “Bonus Stock Award” means an Award granted under Section 9 of the Plan.

     (g) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

     (h) “Code “means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

     (i) “Committee” means the committee (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary and deemed desirable by the Board from time to time in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Awards or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.

     (j) “Common Stock” means the Common Stock, $.10 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value) in replacement or substitution thereof.

     (k) “Company” means Interphase Corporation, a Texas corporation.

     (l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act, including any foreign national who, but for the laws of his country, would be an employee of the Company or an Affiliate.

     (m) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in the Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

     (n) “Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

     (o) “Director” means a member of the Board.

     (p) “Disability” means the “disability” of a person (i) as defined in a then effective written employment agreement between a person and the Company or (ii) if such person is not covered by a written employment agreement with the Company, as defined in a then effective long-term disability plan maintained by the Company that covers such person, or (iii) if neither a written employment agreement or a plan exists at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     (q) “Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

     (s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on the last market trading day prior to the day of determination), as reported by the applicable exchange or market or such other source as the Committee deems reliable.

     (ii) In the absence of any such established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

     (t) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

     (u) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

     (v) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

     (w) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

     (x) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

     (y) “Option” means an Award in the form of a stock option granted pursuant to Section 8 of the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

     (z) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

     (aa) “Optionee” means an individual to whom an Option has been granted under the Plan.

     (bb) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

     (cc) “Performance Criteria” means (1) earnings; (2) earnings per share; (3) EBITDA (earnings before interest, taxes, depreciation and amortization); (4) EBIT (earnings before interest and taxes); (5) economic profit; (6) cash flow; (7) revenue; (8) revenue growth; (9) sales growth; (10) net profit before tax; (11) gross profit; (12) operating income or profit; (13) return on equity; (14) return on assets; (15) return on capital; (16) changes in working capital; (17) shareholder return; (18) cost reduction; (19) customer satisfaction or growth; or (20) employee satisfaction; and any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.

     (dd) “Performance Share Award” means an Award granted under Section 11 of the Plan.

     (ee) “Performance Unit Award” means an Award granted under Section 11 of the Plan.

     (ff) “Phantom Stock Award” means an Award granted under Section 12 of the Plan.

     (gg) “Plan” means this Interphase Corporation 2004 Long-Term Stock Incentive Plan, as amended and restated effective May 5, 2004, as set forth herein and as it may be amended from time to time.

     (hh) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

     (ii) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

     (jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

     (kk) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

     (ll) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

     (mm) “Stock Appreciation Right” means an Award granted under Section 10 of the Plan.

     (nn) “Stock Appreciation Rights Agreement” means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights, including any amendments thereto.

     (oo) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

     4. TYPES OF INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Bonus Stock Awards, (d) Stock Appreciation Rights, (e) Performance Share Awards and Performance Unit Awards,

(f) Phantom Stock Awards, and (g) any other type of Award established by the Committee which is consistent with the Plan’s purposes, as designated at the time of grant.

     5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 14(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 5,250,000 shares, of which 3,970,589 shares are subject to previously granted and/or outstanding Awards and 1,279,411 shares remain available for future grants of Awards. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

     6. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

     7. LIMITATION ON INDIVIDUAL AWARDS. Any and all shares available for Awards under the Plan may be awarded by way of Options, Bonus Stock Awards or Stock Appreciation Rights (regardless of the form of payment) to any one person. Subject to the provisions of Section 14(a), the (a) maximum number of shares of Common Stock that may be subject to Options, Bonus Stock Awards and Stock Appreciation Rights granted to any one Covered Employee under the Plan shall not exceed 4,500,000 shares of Common Stock and (b) maximum Fair Market Value, measured as of the date of the grant of the Award, of any Awards (other than Options, Bonus Stock Awards and Stock Appreciation Rights) that may be granted to any one person during any fiscal year shall be $2,000,000 plus any consideration paid by that person for the Award. The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options or other Awards that are canceled or repriced.

     8. OPTIONS.

     (a) Grant of Options. An option is a right to purchase shares of common stock during the option period for a specified exercise price. The committee shall determine (i) whether each option shall be granted as an incentive stock option or as a non-qualified stock option and (ii) the provisions, terms, and conditions of each option including, but not limited to, the vesting schedule, the number of shares of common stock subject to the option, the exercise price of the option, the period during which the option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the option.

     (b) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

     (c) Acquisitions and Other Transactions. Notwithstanding the provisions of Section 13(g), in the case of an Option issued or assumed pursuant to Section 13(g), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

     (d) Payment or Exercise. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefore has been made.

     9. BONUS STOCK AWARDS.

     (a) Bonus Stock Awards. A Bonus Stock Award is a grant of shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

     (b) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Bonus Stock Award may be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee; provided, however, that (i) for a Bonus Stock Award subject to Forfeiture Restrictions based on the passage of time, the Forfeiture Restrictions shall lapse ratably over a minimum period of three (3) years, and (ii) for a Bonus Stock Award subject to Forfeiture Restrictions based on performance criteria or any other event, the Forfeiture Restrictions shall not lapse prior to one year after grant of the Bonus Stock Award. The Forfeiture Restrictions, if any, applicable to a particular Bonus Stock Award (which may differ from any other such Bonus Stock Award) shall be stated in the Bonus Stock Agreement.

     (c) Rights as Shareholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Bonus Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Bonus Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in this Plan, or in the Bonus Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.

     (d) Stock Certificate Delivery. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his acceptance of the Bonus Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

     (e) Payment for Bonus Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Bonus Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.

     (f) Forfeiture of Bonus Stock. Unless otherwise provided in a Bonus Stock Agreement, on termination of the Grantee’s Continuous Service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Forfeiture Restrictions under Bonus Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Bonus Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.

     (g) Waiver of Forfeiture Restrictions; Committee’s Discretion. With respect to a Bonus Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Bonus Stock Award.

     10. STOCK APPRECIATION RIGHTS.

     (a) Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates.

     (b) Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof), or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award.

     (c) Limitations on Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     11. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS.

     (a) Performance Share Awards. A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the value of the Common Stock and the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award.

     (b) Performance Unit Awards. A Performance Unit Award is a right to receive shares of Common Stock or their cash equivalent in an amount equal to the increase in the designated dollar amount of the units subject to the Award based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Unit Award may have a maximum value established by the Committee at the time of such Award.

     (c) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Share Award and Performance Unit Award, a performance period or periods over which the performance applicable to the Performance Share Award or Performance Unit Award of the Grantee shall be measured; provided, however, that the minimum performance period shall be for one year after grant of the Performance Share Award or Performance Unit Award.

     (d) Performance Measures. A Performance Share Award or a Performance Unit Award may be awarded to an Employee, Director or Consultant contingent upon future performance of the Grantee, the Company or any Subsidiary, division or department thereof by or in which he is employed or performing services during the performance period or periods, combinations thereof, or such other provisions as the Committee may determine to be appropriate. The Committee shall establish the performance measures applicable to such performance prior to the beginning of any performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

     (e) Payment. Following the end of any performance period, the Grantee of a Performance Share Award or Performance Unit Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Share Award or Performance Unit Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion.

     (f) Termination of Continuous Service. The Committee shall determine the effect of termination of the Grantee’s Continuous Service during the performance period on a Grantee’s Performance Share Award or Performance Unit Award, which shall be set forth in the Award Agreement.

     12. PHANTOM STOCK AWARDS.

     (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

     (b) Award Period. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee. The Committee shall also determine the effect of termination of the Grantee’s Continuous Service during the performance period on a Grantee’s Phantom Stock Award, which shall be set forth in the Award Agreement.

     (c) Payment. Following the end of the determined period for a Phantom Stock Award, the Grantee of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, if any, based on the then vested value of the Award. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Phantom Stock Award, as determined by the Committee.

     13. GENERAL PROVISIONS REGARDING AWARDS.

     (a) Form of Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

     (b) Awards Criteria. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate. The terms of an Award Agreement may provide that the amount payable as an Award may be adjusted for dividends or dividend equivalent.

     (c) Date of Grant. The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award. The Award Agreement evidencing the Award will be delivered to the Grantee with a copy of the Plan and other relevant Award documents within a reasonable time after the date of grant.

     (d) Stock Price. The exercise price or other measurement of stock value relative to any Award shall be the price determined by the Committee (but, if required by applicable law, shall be not less than the par value of the shares of Common Stock on the date of grant of the Award). The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option; provided, however, the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

     (e) Period of Award. Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Bonus Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant of the Award; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) three (3) months after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than the death or Disability of the Grantee; (iv) one (1) year after death of the Grantee; or (v) one (1) year after Disability of the Grantee.

     (f) Transferability of Awards. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

     (g) Acquisitions and Other Transactions. The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

     (h) Payment. Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return.

     (i) Notice. If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise of the Award, together with payment in full of any exercise price for any shares of Common Stock being purchased. Such exercise agreement may be part of a Grantee’s Award Agreement.

     (j) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the grant, exercise or payment of any Award under the Plan, including procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be issued or purchased upon grant or exercise of an Award. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon grant, exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

     (k) Exercise of Award Following Termination of Continuous Service.

          (i) An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

          (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii) Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

          (iv) The Committee shall have discretion to determine whether the Continuous Service of a Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.

(1) Limitations on Exercise.

          (i) The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Award that may be purchased on any exercise of an Award; provided, that such minimum number will not prevent a Grantee from exercising the full number of shares of Common Stock as to which the Award is then exercisable.

          (ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Award or otherwise make payments hereunder shall be subject to the condition that such exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

          (iii) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

     (m) Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

     (n) Breach; Additional Terms. A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.

     (o) Performance-Based Compensation. The Committee may designate any Award as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Any Awards designated as “qualified performance-based compensation” shall be conditioned on the achievement of any one or more Performance Criteria, and the measurement may be stated in absolute terms or relative to individual performances, comparable companies, peer or industry groups or other standard indexes, and in terms of Company-wide objectives or in terms of absolute or comparative objectives that relate to the performance of divisions, affiliates, departments or functions within the Company or an Affiliate. Notwithstanding any other provision of the Plan, the Committee may grant an Award that is not contingent on performance goals or is contingent on performance goals other than the Performance Criteria, so long as the Committee has determined that such Award is not intended to satisfy the requirements for “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

     14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

     (a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of each such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise, target or purchase price may not be decreased to below the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 14(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless specifically provided otherwise in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, if applicable, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

     (c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, the surviving entity or purchaser described in Section 3(g), the “Purchaser”, shall either assume the obligations of the Company under the outstanding Awards or convert the outstanding Awards into awards of at least equal value as to capital stock of the Purchaser. In the event such Purchaser refuses to assume or substitute Awards pursuant to a Change in Control, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award or Award Agreement, automatically become, subject to all other terms of the Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Bonus Stock Awards shall lapse and shares of Common Stock subject to such Bonus Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock, and (iv) notwithstanding any contrary terms in the Award or Award Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Grantees specifying the terms and conditions of such termination.

     To the extent that a Grantee exercises an Award before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Award (subject to the Grantee’s satisfaction of the requirements of Section 13(j)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. Upon a Change in Control, when the outstanding Awards are not assumed by the Purchaser, the Plan shall terminate and any unexercised Awards outstanding under the Plan at that date shall terminate.

     15. SHAREHOLDER APPROVAL. The Company shall obtain the approval of the Amended and Restated Plan by the Company’s shareholders to the extent required to satisfy Sections 162(m) or 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Option that is granted as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised prior to the time such increase has been approved by the shareholders of the Company, and all such Options granted pursuant to such increase will similarly terminate if such shareholder approval is not obtained. No Award in a form other than an Option shall be made hereunder unless and until such shareholder approval of the Amended and Restated Plan is obtained.

     16. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock purchased or other payments received pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

     17. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

     18. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

     19. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award Agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Award Agreement) signed by the Grantee and the Company.

     20. EFFECTIVE DATE AND TERM OF PLAN. The amendment and restatement of the plans referred to in Section 1 of the Plan shall become effective May 5, 2004, which is the date of adoption of the Amended and Restated Plan by the Board. The Plan shall continue in effect for a term of ten (10) years from May 5, 2004 and terminate on May 5, 2014, unless sooner terminated by action of the Board.

     21. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     22. GOVERNING LAW. The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.

     23. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 — Paul N. Hug	☐	☐	04 — Michael J. Myers	☐	☐

02 — Gregory B. Kalush	☐	☐	05 — Kenneth V. Spenser	☐	☐

03 — Randall D. Ledford	☐	☐	06 — S. Thomas Thawley	☐	☐

B. Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Director’s proposal to ratify and approve the Company’s 2004 long-term stock incentive plan.	☐	☐	☐

		For	Against	Abstain
3.	In the discretion of the Proxies, on any other matters that may properly come before the meeting or any adjournment thereof.	☐	☐	☐

C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please date and sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Proxy — INTERPHASE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Interphase Corporation (the “Company”) to be held on May 5, 2004 at 10:00 a.m. local time at the Hotel Intercontinental at 15201 Dallas Parkway, Dallas, Texas 75001, and the Proxy Statement in connection therewith, and (b) appoints Gregory B. Kalush and S. Thomas Thawley, and each of them, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment thereof, both of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE MATTERS REFERRED TO ON THE REVERSE.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on the reverse side.)